CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       of
            9 3/8% PARTICIPATING CUMULATIVE PREFERRED STOCK, SERIES A
                          ($12.00 LIQUIDATION PREFERENCE)
                                       of
                         AMERITRANS CAPITAL CORPORATION

         AMERITRANS   CAPITAL   CORPORATION,   A   Delaware   corporation   (the
"Corporation"), does hereby certify:

          1. That the following resolution authorizing the creation of a series of preferred stock was adopted by a duly constituted and authorized committee of the Board of Directors by unanimous written consent dated ________, 2002, pursuant to authority conferred upon the committee by the Board of Directors pursuant to the provisions of the Corporation's Certificate of Incorporation that authorize the issuance of up to 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of
Delaware:

          "BE IT RESOLVED, that pursuant to a resolution of the duly constituted and authorized Offering Committee of the Board of Directors (the "Board of Directors") of Ameritrans Capital Corporation (the "Corporation") adopted on ______________, 2002 in accordance with provisions of the Corporation's Certificate of Incorporation, a series of 500,000 shares of Preferred Stock, par value $.01 per share, of the Corporation is hereby created and the designations and number of shares thereof, and the voting and other powers, preferences, and relative, participating optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

          1. Designation. The shares of such series shall be designated as "9 3/8% Participating Cumulative Preferred Stock" (the "Cumulative Preferred Stock"). Each share of Cumulative Preferred Stock shall be identical in all respects with all other shares of Cumulative Preferred Stock except as to the dates from and after which dividends thereon shall be cumulative.

         2. Number of Shares. The number of shares of Cumulative Preferred Stock shall initially be 500,000, which number may from time to time be increased or decreased (but not in excess of the total number of authorized shares of Preferred Stock and not below the number then outstanding) by the Board of Directors. Shares of Cumulative Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be retired and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         3. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms when used in this Certificate of Designations shall have the meanings set forth below, whether such terms are used in the singular or plural and regardless of their tense:

         "Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200%, or such higher percentage as may be required under the 1940 Act, with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of Cumulative Preferred Stock.

         "Asset Coverage Cure Date" means, with respect to the failure by the Corporation to maintain the Asset Coverage (as required by Section 8(a)(i) hereof) as of the last Business Day of each March, June, September and December of each year, 60 days following such Business Day.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and is not a day on which banks in the City of New York are authorized by law to close.

         "Common Stock" means the Common Stock, par value $.0001 per share, of the Corporation.

          "Cumulative Preferred Stock" means the 9 3/8% Participating Cumulative Preferred Stock, par value $.01 per share, of the Corporation.

         "Date of Original Issue" shall have the meaning set forth in Section 4(b) hereof.

         "Dividend-Paying Agent" means the Corporation's transfer agent or its successor, or any other dividend-paying agent appointed by the Corporation.

         "Dividend Payment Date" with respect to the Cumulative Preferred Stock, means any date on which dividends are payable thereon pursuant to the provisions of Section 4(a) hereof.

         "Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

         "Face Value" means $12.00 per share.

         "Independent Accountant" means a firm of accountants that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

         "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         "Liquidation Preference" shall have the meaning set forth in Section 5(a) hereof.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Notice of Redemption" has the meaning set forth in Section 6(b) hereof.

         "Officers' Certificate" means a certificate signed by any two of the President, a Vice President, an Executive or Senior Vice President, the Treasurer or the Secretary of the Corporation or by any one of the foregoing and the Treasurer or the Secretary or Assistant Treasurer or Assistant Secretary of the Corporation.

         "Parity Stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with Cumulative Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         "Preferred Stock" means the preferred stock, par value $.01 per share, of the Corporation, and includes the Cumulative Preferred Stock.

         "Certificate of Incorporation" means the Certificate of Incorporation, as amended (including this Certificate of Designations), of the Corporation.

         4.       Dividends.

                  (a) The holders of shares of Cumulative Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of 9 3/8% of the Face Value per share, and no more. Such dividends shall accrue whether or not they have been declared and whether or not there are funds legally available for the payment of dividends. The dividends are payable within 20 days of March 31, June 30, September 30 and December 31 in each year (each, a "Dividend Payment Date") commencing on June 30, 2002 (or, if any such date is not a Business Day, on the next succeeding Business Day), with respect to the Dividend Period (as defined below) (or portion thereof) ending on the day preceding such respective Dividend Payment Date, to shareholders of record on the last day of each Dividend Period. Dividends on shares of Cumulative
Preferred Stock shall accumulate from the date on which such shares of Cumulative Preferred Stock are originally issued ("Date of Original Issue"). Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." The dividends payable per share of Cumulative Preferred Stock for each Dividend Period shall be computed by dividing the total annual dividend payable on such shares of Cumulative Preferred Stock by four. All accrued but unpaid dividends will be paid to shareholders of record when and as declared by the board of directors. Notwithstanding the foregoing, the holders of shares of Cumulative Preferred Stock which have not been outstanding for the full Dividend Period for a Dividend Payment Date shall be entitled pursuant to this paragraph to receive the pro rata portion of the dividend payable on such Dividend Payment Date on the basis of the number of days elapsed between the Date of Original Issue of such shares of Cumulative Preferred Stock and the last day of the applicable Dividend Period.

                  (b) (i) No dividends shall be declared or paid or set apart for payment on any shares of Cumulative Preferred Stock for any Dividend Period or part thereof unless (A) payments of interest and repayment of principal then due on any other indebtedness of the Corporation are made and (B) full cumulative dividends have been or contemporaneously are declared and paid on all outstanding shares of Cumulative Preferred Stock through the most recent Dividend Payment Date therefor. If full cumulative dividends are not declared and paid on the shares of Cumulative Preferred Stock, any dividends on the shares of Cumulative Preferred Stock shall be declared and paid pro rata on all outstanding shares of Cumulative Preferred Stock. No holders of shares of Cumulative Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in this paragraph on shares of Cumulative Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any shares of Cumulative Preferred Stock that may be in arrears.

                      (ii) For so long as shares of Cumulative Preferred Stock are outstanding, the Corporation shall not (a) declare, pay, or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock or other stock, if any, ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends or upon liquidation) in respect of Junior Stock or Parity Stock or (b) call for redemption, redeem, purchase, or otherwise acquire for consideration any shares of Junior Stock (except by conversion into or exchange for stock of Ameritrans ranking junior to or on a parity with the Participating Preferred Stock as to dividends and upon liquidation) unless in each case, (i) the Corporation will maintain an Asset Coverage, and (ii) full cumulative dividends on all outstanding shares of Cumulative Preferred Stock due on or prior to the date of any such action have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the Dividend Paying Agent).

                      (iii) Any dividend payment made on the outstanding shares of Cumulative Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

                  (c) Not later than the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the transfer agent cash sufficient to pay the dividends that are payable on such Dividend Payment Date.

         5.       Liquidation Rights.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation then, after satisfying claims of creditors but before any distribution or payment out of the assets of the Corporation shall be made or set aside for the holders of shares of any Junior Stock, the holders of shares of Cumulative Preferred Stock shall be entitled to receive the amount of $12.00 per share, plus an amount equal to any Excess Redemption Payment (as hereinafter defined), if any, together with the amount of any accrued and unpaid dividends to such distribution or payment date whether or not declared, but excluding interest thereon (collectively the "Liquidation Preference"), and after such payment the holders of the Cumulative Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) If the assets of the Corporation available for distribution to the holders of shares of Cumulative Preferred Stock and any Parity Stock upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (5), the amounts paid to holders of shares of Cumulative Preferred Stock and holders of shares of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Cumulative Preferred Stock and all such Parity Stock.

                  (c) If such amounts shall have been paid in full to the holders of shares of the Cumulative Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

                  (d) For the purposes of this Section (5), a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

                  (e) Unless and until the Liquidation Preference has been paid in full to the holders of the Cumulative Preferred Stock or the Cumulative Preferred Stock is no longer outstanding, no dividends or other distributions may be made to the holders of Junior Stock with respect to payments upon liquidation.

         6. Redemption. Shares of the Cumulative Preferred Stock shall be redeemed or redeemable by the Corporation as provided below.

                  (a) Optional Redemption: The Corporation may, at any time and from time to time, to the extent permitted by the 1940 Act, Delaware law, and subject to the prior payment of interest and repayment of principal then due on any other indebtedness of the Corporation, at its option, redeem in whole or in part shares of Cumulative Preferred Stock then outstanding, out of funds legally available therefor, at Face Value plus a premium of (i) 10% above the Face Value of the Cumulative Preferred Stock up to one year from the date of the Corporation's prospectus with respect to the offer and sale of the Cumulative Preferred Stock (the "Prospectus Date"), (ii) 8% above the Face Value of the Cumulative Preferred Stock from the first anniversary until the second anniversary of the Prospectus Date, (iii) 6% above the face value of the Cumulative Preferred Stock from the second anniversary until the third anniversary of the Prospectus Date, (iv) 4% above the face value of the
Cumulative   Preferred  Stock  from  the  third  anniversary  until  the  fourth anniversary of the Prospectus Date, (v) 2% above the face value of the Cumulative Preferred Stock from the fourth anniversary until the fifth anniversary of the Prospectus Date, and (vi) thereafter, the Cumulative Preferred Stock shall be redeemable at the option of the Corporation, in whole or in part, from time to time, at the face value amount. Any premium payment made pursuant to (i)-(v) hereof is hereinafter referred to as an "Excess Redemption Payment."

                  (b) Notice of every redemption of shares of Cumulative Preferred Stock ("Notice of Redemption") shall be given at least 30 days and not more than 60 days prior to the date fixed for redemption. Notice of every such redemption shall be mailed first class by the Corporation, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed. Each such Notice of Redemption shall state (i) the redemption date, (ii) the number of shares of Cumulative Preferred Stock to be redeemed, (iii) the CUSIP number(s) of such shares, (iv) the redemption price,
(v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption, (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date, and (vii) the provisions of this Section 6 under which such redemption is being made, including the amount of the Excess Redemption Payment, if any, such holder is entitled to receive. No defect in the Notice of Redemption or in the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

                  (c) (i) If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption the Corporation shall (A) deposit with the Dividend-Paying agent sufficient funds to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed and (B) give the Dividend-Paying agent irrevocable instructions and authority to pay the redemption price to the holders of the shares of Cumulative Preferred Stock called for redemption on the redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), to the fullest extent permitted by law, all rights of the holders of the shares of Cumulative Preferred Stock so called for redemption shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the shares of Cumulative Preferred Stock called for redemption on such date. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Cumulative Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

                           (ii) On or after the redemption  date, each holder of
shares of Cumulative Preferred Stock that are subject to redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the cash redemption price, without interest.

                           (iii)  In  case of  redemption  of only a part of the
shares of Cumulative Preferred Stock at the time outstanding, such redemption shall be made pro rata from each holder of shares of Cumulative Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Cumulative Preferred Stock shall be redeemed from time to time.

                           (iv)  Notwithstanding  the other  provisions  of this
Section 6, the Corporation shall not redeem shares of Cumulative Preferred Stock unless all accrued and unpaid dividends on all outstanding shares of Cumulative Preferred Stock for all applicable past Dividend Periods (whether or not declared by the Corporation) shall have been or are contemporaneously paid or declared and cash for the payment of such dividends shall have been deposited with the Dividend-Paying Agent as set forth in Section 4(c) hereof.

                           (v) If the  Corporation  shall not have funds legally
available for the redemption of, or is otherwise unable to redeem, all the shares of the Cumulative Preferred Stock to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of shares of Cumulative Preferred Stock as it shall have legally available funds, or is otherwise able, to redeem ratably from each holder whose shares are to be redeemed, and the remainder of the shares of the Cumulative Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares.

         7.       Voting Rights.

                  (a) General.  Except as expressly provided hereinafter in this
Section 7, the holders of shares of Cumulative Preferred Stock shall be entitled to one vote per share and shall vote together as a single class with the holders of Common Stock (and any other class or series which may be similarly entitled to vote with the holders of Common Stock) and of any Preferred Stock entitled to vote with the Common Stock on all matters in which holders of Common Stock are entitled to vote. The holders of shares of Cumulative Preferred Stock shall not be entitled to vote as a class on any matter except as (i) otherwise provided for herein, (ii) required by law, or (iii) as required by the 1940 Act.

                  (b) Right to Elect Directors. In connection with the election of the Corporation's directors, holders of shares of Cumulative Preferred Stock and any other Preferred Stock entitled to vote for the election of directors, voting together as a separate class, shall be entitled at all times to elect two of the Corporation's directors, and the remaining directors shall be elected by holders of shares of Common

Stock and holders of shares of Cumulative Preferred Stock and any other Preferred Stock entitled to vote with the holders of shares of Cumulative Preferred Stock for the election of directors, voting together as a single class. In addition, if at any time dividends on outstanding shares of Cumulative Preferred Stock and/or any other Preferred Stock are unpaid in an amount equal to at least two full years' dividends thereon or if at any time holders of any shares of Preferred Stock are entitled, together with the holders of shares of Cumulative Preferred Stock, to elect a majority of the directors of the Corporation under the 1940 Act, then the number of directors constituting the Board of Directors automatically will be increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Cumulative Preferred Stock and any other Preferred Stock as described above, would constitute a majority of the Board of Directors as so increased by such smallest number. Such additional directors will be elected at a special meeting of stockholders which will be called and held as soon as practicable after the automatic increase in the number of directors, and at all subsequent meetings at which directors are to be elected, the holders of shares of Cumulative Preferred Stock and any other Preferred Stock entitled to vote with the holders of shares of Cumulative Preferred Stock for the election of directors, voting together as a separate class, will be entitled to elect the smallest number of additional directors that, together with the two directors which such holders in any event will be entitled to elect, constitutes a majority of the total number of directors of the Corporation as so increased. The terms of office of the persons who are directors at the time of that election will continue until their successors are duly elected. If the Corporation thereafter pays, or declares and sets apart for payment in full, all dividends payable on all outstanding shares of Cumulative Preferred Stock and any such other Preferred Stock for all past Dividend Periods, or if the holders of the Cumulative Preferred Stock and the Preferred Stock entitled to vote with the Cumulative Preferred Stock for the election of such additional directors are no longer entitled to elect a majority of directors hereunder, the additional voting rights of the holders of shares of Cumulative Preferred Stock and any other Preferred Stock as described above will cease, and the terms of office of all of the additional directors elected by the holders of shares of Cumulative Preferred Stock and any other Preferred Stock (but not of the directors with respect to whose election the holders of shares of Common Stock were entitled to vote or the two directors the holders of shares of Cumulative Preferred Stock and any other Preferred Stock have the right to elect in any event) will terminate immediately and automatically, and the number of directors shall automatically be reduced to the number that existed prior to the increase pursuant to the foregoing provisions of this Section 7(b).

                  (c) So long as any shares of Cumulative Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the shares of Cumulative Preferred Stock and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this paragraph, at the time outstanding, voting together as a single class regardless of series, either in writing without a meeting or by vote, given in person or by proxy, at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal (directly or indirectly by operation of law (including by merger, consolidation or otherwise)) of any of the provisions of the Certificate of Incorporation, including this Certificate of Designation of the Corporation, which amends, alters, or changes the voting powers, preferences or special rights set forth in the Certificate of Incorporation, including this Certificate of Designation, of the holders of shares of Cumulative Preferred Stock so as to affect them adversely; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class or series ranking on a parity with the Cumulative Preferred Stock and all such other series of the Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of Preferred Stock; and provided further, however, that if any such amendment, alteration or repeal would affect adversely any voting powers, preferences or special rights of the holders of shares of Cumulative Preferred Stock that are not enjoyed by some or all of the holders of other series otherwise entitled to vote in accordance with this paragraph, the vote or consent of the holders of at least a majority of the shares of Cumulative Preferred Stock and of all other series similarly affected, similarly given, shall be required in lieu of the vote or consent of the holders of at least a majority of the shares of Cumulative Preferred Stock and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph; provided, however, that no such consent of the holders of shares of Cumulative Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, provision is made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding.

                  (d) So long as any shares of Cumulative Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of the Cumulative Preferred Stock, voting separately as a single class, either in writing without a meeting or by vote given in person or by proxy at a meeting called for the purpose, shall be necessary for effecting or validating the issuance of any capital stock of the Corporation ranking senior to the Cumulative Preferred Stock with respect to the payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation, provided however, that no such consent of the holders of shares of Cumulative Preferred Stock shall be required if, at or prior to the time when such senior stock is to be issued, provision is made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding.

                  (e)      Right to Vote with Respect to Certain Other Matters.

                           (i) Unless a higher  percentage is provided for under
the Certificate of Incorporation, and in addition to any other vote of shareholders required by law or by the Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Cumulative Preferred Stock and of all other series of Preferred Stock similarly entitled to vote upon the matters specified in this paragraph, voting together as a single class, will be required to approve any plan of reorganization (as defined in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase "vote of the holders of a majority of the outstanding shares of Preferred Stock" shall have the meaning set forth in the 1940 Act.

                           (ii)  Notwithstanding  the  foregoing,  and except as
otherwise required by the 1940 Act, and in addition to any other vote of shareholders required by law or by the Certificate of Incorporation, (i) holders of outstanding shares of the Cumulative Preferred Stock will be entitled as a class, to the exclusion of the holders of all other securities, including other Preferred Stock, Common Stock and other classes of capital stock of the Corporation, to vote on matters affecting the Cumulative Preferred Stock that do not adversely affect any of the rights of holders of such other securities, including other Preferred Stock, Common Stock and other classes of capital stock and (ii) holders of outstanding shares of Cumulative Preferred Stock will not be entitled to vote on matters affecting any other Preferred Stock that do not materially adversely affect any of the rights of holders of the Cumulative Preferred Stock.

                  (f) The foregoing voting provisions will not apply to any shares of Cumulative Preferred Stock if, at or prior to the time when the act with respect to which such vote otherwise would be required will be effected, such shares will have been (i) redeemed or (ii) called for redemption and sufficient cash provided to the Dividend-Paying Agent to effect such redemption.

         8.       Coverage Tests.

                  (a) Determination of Compliance. For so long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall make the following determinations:

                           (i) Asset  Coverage.  In a manner  consistent with an
order dated December 7, 1999 of the Securities and Exchange Commission granting certain exemptive relief to the Corporation, the Corporation shall maintain, as of the last Business Day of each March, June, September and December of each year in which any shares of Cumulative Preferred Stock are outstanding, the Asset Coverage.

                  (b) Failure to Meet Asset Coverage. If the Asset Coverage is not satisfied as provided in Section 8(a)(i) hereof and such failure is not cured as of the related Asset Coverage Cure Date, for so long as shares of Cumulative Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock or other stock, if any, ranking junior to the Cumulative Preferred Stock as to dividends or upon liquidation) in respect of Junior Stock and Parity Stock, or call for redemption, redeem, purchase, or otherwise acquire for consideration any shares of Junior Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on parity with the Cumulative Preferred Stock as to dividends and upon liquidation), unless full cumulative dividends on all shares of Cumulative Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the Corporation's transfer agent). The "Asset Coverage," as defined in Section 18(h) of the 1940 Act, of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock is at least 200% after deducting the amount of any dividend, distribution, or purchase price, as the case may be.

                  (c) Status of Shares Called for Redemption. For purposes of determining whether the requirements of Sections 8(a)(i) and 8(a)(ii)(A) hereof are satisfied, (i) no share of the Cumulative Preferred Stock shall be deemed to be outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient cash to pay the full redemption price for such share shall have been deposited in trust with the Dividend-Paying Agent and the requisite Notice of Redemption shall have been given, and (ii) such cash deposited with the Dividend-Paying Agent shall not be included in determining whether the requirements of Sections 8(a)(i) and 8(a)(ii)(A) hereof are satisfied.

9. PARTICIPATION OF CUMULATIVE PREFERRED STOCK UPON CERTAIN CONSOLIDATIONS OR MERGERS.

                  (a) In connection with any consolidation or merger of the Corporation which results in one hundred percent (100%) of the capital stock of the surviving or resulting entity being held by persons and/or entities other than the persons and/or entities that held the capital stock of the Corporation immediately prior to such consolidation or merger (a "Merger"), the holders of the Cumulative Preferred Stock shall be entitled, in preference to the holders of the Common Stock, to be paid in cash, securities or other property out of the aggregate consideration actually payable to holders of capital stock of the Corporation upon a Merger (such aggregate consideration hereinafter referred to as the "Merger Consideration") consideration having a value equal to the Liquidation Preference. If Ameritrans is sold for an amount in excess of 120% of the per common share net asset value as determined in the good faith judgement of the board of directors, subject to applicable law at the time of the sale (the "Excess Value"), then the value received by the holders of the Participating Preferred Stock will be increased by adding, pro rata, to the $12.00 face value that percentage of the Excess Value that is equal to the percentage of the Company's total capital (net assets) that is represented by the Participating Preferred Stock.

                  (b) For purposes of this Section:

                           (i)  Preferred  Asset  Value shall be  calculated  by
subtracting (A) the aggregate Liquidation Preference of the outstanding shares of Cumulative Preferred Stock from (B) the net assets of the Corporation.

                           (ii)  Common  Asset  Value  shall  be  calculated  by
subtracting (A) the Preferred Asset Value from (B) the net assets of the Corporation.

                  (c) In the event the Merger Consideration is comprised of securities or other property, then such consideration shall be valued as follows:

                           (i) if  the  Merger  Consideration  is  comprised  of
securities traded on a national exchange, then such securities shall be deemed to have a value equal to the greater of (A) the average of the last sale price for such security for the period of the 20 consecutive trading days on which such security was traded ending on the 3rd trading day immediately preceding the closing date of the Merger and (B) the value of the per share Merger Consideration received by the holders of the Common Stock in the Merger.

                           (ii) if the  Merger  Consideration  is  comprised  of
securities that are not traded on a national exchange or other property other than cash, then the value of such security or property shall be determined in good faith by the Board of Directors of the Corporation.

                  (d) If the Merger Consideration shall be insufficient to permit payment in full to all holders of Cumulative Preferred Stock of the Liquidation Preference, then all of the Merger Consideration shall be distributed pro rata among the holders of the shares of the Cumulative Preferred Stock.

         10. Other Rights. The shares of Cumulative Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation.

         IN WITNESS WHEREOF, AMERITRANS CAPITAL CORPORATION has caused this certificate to be signed by Gary C. Granoff, its President, this __ day of ____________, 2002.

                                            AMERITRANS CAPITAL CORPORATION



                                            By:
                                               ---------------------------------
                                                Gary C. Granoff
                                                President